EXHIBIT 23.11


Pannell Kerr Forster                                  PKF
                                                      International

                                                      7th Floor, Marine Building
                                                      355 Burranrd Street,
                                                      Vancouver, B.C.,
                                                      Canada, V6C 2G8
                                                      Telephone: 604.687.1231
                                                      Facsimile:  604.688.4675




February 11, 2004




Board of Directors
Integral Technologies Inc.
3-1070 West Pender Street
Vancouver, BC  V6E 2N7

Dear Sirs:


We consent to the incorporation in the Registration Statement on Form SB-2 of our report dated September 3, 2003 relating to the consolidated balance sheets of Integral Technologies Inc. as of June 30, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended June 30, 2003, 2002 and 2001 and the period from February 12, 1996 (inception) Through June 30, 2003. We also consent to the use of our name in the section "Financial Statements".


/s/ Pannell Kerr Forster

CHARTERED ACCOUNTANTS
Vancouver, Canada


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